SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 27, 2002

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6500 Greenville Avenue
Suite 600, LB 17
Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (214) 368-2084

On December 31, 2002, EXCO Resources, Inc. ("EXCO") filed a Form 8-K dated December 27, 2002 reporting that EXCO had issued a press release announcing that the Special Committee of EXCO's Board of Directors had received a revised proposal for the acquisition of EXCO by the management group led by EXCO's Chairman and Chief Executive Officer, Douglas H. Miller.  This Form 8-K/A amends the Form 8-K filed on December 31, 2002 to reflect the issuance of a press release by EXCO announcing the extension of the financing commitment to fund the management group's proposed acquisition of EXCO.

Item 5.  Other Events

On January 28, 2003, EXCO issued a press release announcing that its Chairman and Chief Executive Officer, Douglas H. Miller, has advised EXCO that his group has arranged an extension of the financing commitment it had previously received for financing to fund the group's proposed acquisition of EXCO.  The financing commitment now expires February 28, 2003.  The press release is filed as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

(a)                                  Financial Statements.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

Number	Document

99.1	Press Release dated January 28, 2003 issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: January 28, 2003	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 28, 2003 issued by EXCO Resources, Inc.